AMENDMENT 2017-1
TO THE
UNISYS SAVINGS PLAN

Pursuant to Section 13.01 of the Unisys Savings Plan (the “Plan”), the Plan is hereby amended, effective January 1, 2017 except as otherwise provided herein, as follows:

1.	Effective December 30, 2016, Article I of the Plan is hereby amended by adding the following provision to the end thereof to read, in its entirety, as follows:
“1.06    Plan Merger. Effective December 30, 2016, the Unisys Technical Services Savings Plan (the ‘UTS’ Plan) and its trust shall be merged with and into the Plan and its Trust. All beneficiary designations and contribution, investment, distribution and withdrawal elections made by a Participant, and in effect on December 30, 2016, under the Unisys Technical Services Savings Plan shall remain in effect under this Plan until changed by the Participant in accordance with the applicable provisions of the Plan. Any outstanding loan taken by a Participant under the UTS Plan shall be repaid under this Plan and shall be taken into account when determining eligibility for a loan under this Plan.”

2.	Section 2.17 of the Plan is hereby amended in its entirety to read as follows:

“2.17    ‘Compensation’ means a Participant’s wages or salary paid by an Employer to an Employee, including amounts deducted in accordance with sections 125, 132(f)(4) or 401(k) of the Code, overtime pay, shift differentials, overseas hardship and war risk premiums, payments for accrued but unused vacation, commissions paid under the terms of a written ongoing sales commission plan, paid bonuses paid under the terms of a written ongoing bonus plan approved as such by the Plan Manager, military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code and Workers’ Compensation differential wage payments made by the Employer to a Participant, but excluding any amounts received by an Employee while he is not a Participant, additional fringe benefit payments related to the Service Contract Act, any other deferred compensation, ‘garden leave payments,’ California additional short-term disability, family medical leave and meal premium payments and penalties, and amounts in excess of the dollar limitation in effect under section 401(a)(17) of the Code with respect to any Plan Year, and any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code. Notwithstanding the foregoing, any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he or she has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan, shall be included as Compensation.

For purposes of this Section 2.17, ‘garden leave payments’ are certain amounts negotiated under a Participant’s termination agreement that are paid during periods when no services are performed by such Participant.”

3.	Section 4.01(a)(2) of the Plan is hereby amended in its entirety to read as follows:
“(2)    The amount of the Tax Deferred Contribution made for a Participant with respect to any Plan Year pursuant to this subsection (a) shall be the amount specified in the salary reduction notice. The percentage specified shall be a whole percentage of the Participant’s Compensation not to exceed (A) 80% (30% for periods prior to January 1, 2016) with respect to a Participant who is a Non-Highly Compensated Employee or (B) 9% (18% for periods prior to January 1, 2017) with respect to a Participant who is a Highly Compensated Employee. The Plan Manager may, in its discretion, increase or decrease the maximum permissible amount of Tax Deferred Contributions at any time and from time to time as it deems appropriate. Any salary reduction notice shall relate only to Compensation as yet unearned when the notice is filed and may not be amended during the period to which it pertains, except that it may be terminated as to amounts unearned at the date of a Participant’s Termination of Employment.”

4.	Section 10.06(a) (formerly Section 10.07(a)) of the Plan is hereby amended in its entirety to read as follows:
“(a)    Subject to the requirements set forth in Section 10.01 and in subsection (b) of this Section 10.06, and, if applicable, in accordance with Appendix B, a Participant may elect a withdrawal from his Account (excluding any earnings credited to his Tax Deferred Account after December 31, 1988), on account of an immediate and heavy financial hardship; provided, however, that the amount of such withdrawal must be necessary to satisfy the immediate and heavy financial need as determined under subsections (c) and (d).”

5.	In all respects not amended, the Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Plan on the date(s) set forth below.

UNISYS CORPORATION

By:    /s/ David A. Loeser                        Dated: 1/10/17
David A. Loeser
Senior Vice President of Worldwide Human Resources

/s/ Inder Singh                            Dated: 1/10/17
Inder Singh
Senior Vice President and Chief Financial Officer

/s/ Gerald P. Kenney                        Dated: 1/10/17
Gerald P. Kenney
Senior Vice President and Chief Legal Officer